Exhibit 10.12



                   COMMERCIAL PROMISSORY NOTE



Borrower:                Enon Microwave, Inc.

Lender: Massachusetts Development Finance Agency, with an address of 75 Federal Street, Boston, MA 02110

Principal Amount:        $352,750.00

Initial Interest Rate:   Five and one-quarter percent
                         (5.25%) per annum

Date of Note:            March 27, 2003



PROMISE TO PAY. Enon Microwave, Inc. ("Borrower"), jointly and severally if more than one, promises to pay to Massachusetts Development Finance Agency ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Hundred Fifty Two Thousand Seven Hundred Fifty and 00/100 Dollars ($352,750.00), together with interest on the unpaid principal balance from the date of this Note until paid in full.

INTEREST. This Note shall bear interest at the fixed rate of five and one-quarter percent (5.25%) per annum. Interest on this
Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

PAYMENT.   Borrower  shall pay this Note in  one  hundred  twenty
(120) payments of principal and interest commencing on May 1, 2003 and continuing on the same day of each month thereafter until maturity. Borrower's first one hundred nineteen (119) payments shall be in the amount of Two Thousand Three Hundred Ninety One and 38/100 Dollars ($2,391.38) each, with a final payment on March 31, 2013, at which time all principal and accrued interest not yet paid shall be due and payable in full.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment (including final payment at maturity) is ten (10) days or more late, Borrower will be charged five percent (5%) of the unpaid portion of the regularly scheduled payment.

OTHER OBLIGATIONS OF BORROWER: The Borrower shall comply with the following additional conditions:

     (a) Borrower shall submit to Lender any and all financial and collateral information as the Lender may reasonably request from time to time in a form satisfactory to Lender, including without limitation: annually, financial statements for Micronetics, Inc., audited by a certified public accountant satisfactory to Lender, submitted within ninety (90) days of Borrower's fiscal year end.

     (b) Maintain a Debt Service Coverage of at least 1.25:1.00 at all times. "Debt Service Coverage Ratio" shall mean the ratio of Micronetics, Inc.'s (x) earnings from operation before interest, taxes, depreciation and amortization net of unfunded capital expenditures, to (y) (a) interest expenses plus (b) the current maturities of any long term indebtedness.

      (c) Borrower shall maintain its existence and comply with applicable statutes, rules and regulations, including labor and employment laws; shall maintain its properties in good operating condition; and shall continue to occupy the Mortgaged Premises and continue its current level of business and manufacturing operations at the Mortgaged Premises.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note (the "Related Documents") within thirty (30) days after written notice from Lender to Borrower, or defaults under any other agreement or loan Borrower has with Lender; (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of the Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents; (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished;
(e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws, unless with respect to any involuntary proceeding, the same is dismissed within sixty (60) days; (f) the placing of any lien or attachment on Borrower's property, which is not cured or discharged within thirty (30) days; (g) Any of the events described in this default section occurs with respect to any guarantor of this Note; (h) the termination or notice of termination of any guaranty of this Note; (i) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness evidenced by this Note is impaired; (j) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate by five (5) percentage points. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the Commonwealth of Massachusetts. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the Commonwealth of Massachusetts. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

WAIVERS AND GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. To the extent permitted by applicable law, all such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

SECURITY: This Note is secured by a first mortgage and security agreement of even date herewith from Borrower to Lender recorded in the Essex South District Registry of Deeds covering the property known as 422A Boston Street, Topsfield, Massachusetts, as more fully described therein (the "Mortgaged Premises").

WAIVER OF JURY TRIAL: The Borrower, to the extent entitled, waives any present or future right of the Borrower, or of any guarantor or other person liable under this Note, to a trial by jury in any case or controversy in which the Lender is or becomes a party (whether such case or controversy is initiated by or against the Lender or in which the Lender is joined as a party litigant), which case or controversy arises out of, or is in respect to, any relationship amongst or between the Borrower, any such person, and the Lender.
PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL PROVISIONS OF THIS NOTE. THIS NOTE IS EXECUTED UNDER SEAL. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.



                              Borrower:

                              Enon Microwave, Inc.



                              /s/Richard Kalin
                              ---------------------
                              By:  Richard Kalin
                              Its: President